Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contacts:

Susan Chandler	John Griek
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Accelerates Expansion into Identity Protection with Acquisition of InfoArmor

Addresses emerging risks facing consumers

NORTHBROOK, Ill., Aug. 27, 2018 – The Allstate Corporation (NYSE: ALL) has agreed to acquire InfoArmor, Inc., a leading provider of employee identity protection to more than 1 million employees and their family members at over 1,400 firms, including more than 100 of the Fortune 500 companies. The privately held company, headquartered in Scottsdale, Arizona, will be purchased for $525 million in an all-cash transaction expected to close later this year.

“Consumers are increasingly at risk of having their digital identities compromised. Last year there were over 16 million victims of identity fraud, which resulted in over $16 billion of losses. With the acquisition of InfoArmor, Allstate will protect more customers from this risk and help rebuild their lives after they have been hacked,” said Tom Wilson, Chairman, President and CEO of Allstate. “InfoArmor is the go-to identity protection company in the employee benefits market, providing an opportunity to expand the Allstate Benefits business now serving over 4 million employees.”

“InfoArmor and Allstate are an unbeatable combination in providing identity protection to employees through voluntary benefit programs,” said John Schreiber, CEO of InfoArmor. “Our relationships with top benefit brokers and over 1,000 companies will be enhanced by Allstate’s capabilities and access to the Allstate Benefits distribution network.”

The transaction is subject to regulatory approvals and customary closing conditions.

A presentation, including additional information on the transaction, is available on www.allstateinvestors.com.

About Allstate

The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with more than 88 million proprietary policies. Allstate offers a broad array of protection products through multiple brands and diverse distribution channels, including auto, home, life and other insurance offered through its Allstate, Esurance, Encompass, SquareTrade and Answer Financial brands. Allstate is widely known from the slogan “You’re in Good Hands with Allstate.”

About InfoArmor

InfoArmor, Inc. is a leader in the identity protection and advanced threat intelligence industries. InfoArmor’s employee benefit, PrivacyArmor®, which is offered to employees by more than 100 of the Fortune 500 companies, is a proactive identity monitoring service that alerts users at the first sign of fraud and restores an individual’s identity. VigilanteATI® is InfoArmor’s corporate threat intelligence service, which monitors for emerging threats and protects companies from hacks and cyberattacks.

Forward-Looking Statements

This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

###